Exhibit 99.1

AUDITORS’ REPORT

To the Directors of GSW Inc.

We have audited the consolidated balance sheets of GSW Inc. as at December 31, 2005 and 2004 and the consolidated statements of operations and retained earnings and cash flows for the years ended December 31, 2003, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the years ended December 31, 2003, 2004 and 2005 in accordance with Canadian generally accepted accounting principles.

Kitchener, Canada
Ernst & Young LLP
February 10, 2006, except as to note 18 which is as of June 13, 2006	Chartered Accountants

GSW Inc.

CONSOLIDATED BALANCE SHEETS

As at December 31	2005	2004
(in thousands of dollars)	$	$
ASSETS
Current
Cash and cash equivalents	38,090	14,528
Accounts receivable	124,957	111,583
Inventories	50,875	52,889
Prepaid expenses	2,935	4,418
Future income taxes (note 13)	2,892	2,856

Total current assets	219,749	186,274
Marketable securities (note 4)	58,326	42,219
Capital assets (note 5)	60,093	54,868
Future income taxes (note 13)	19,288	10,052

Total operating assets	357,456	293,413
Investment in Camco Inc. (note 6)	—	13,100

Total assets	357,456	306,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Bank indebtedness (note 7)	21	18,391
Accounts payable and accrued liabilities	136,766	103,122
Income taxes payable	4,078	2,633
Deferred revenue	2,635	3,974
Current portion of long-term liabilities (note 8)	10,228	10,192

Total current liabilities	153,728	138,312
Long-term liabilities (note 8)	79,655	85,389

Total liabilities	233,383	223,701

Commitments and contingencies (note 15)

Shareholders’ equity
Share capital (note 9)	2,167	2,167
Retained earnings	131,002	86,678
Cumulative translation adjustment (note 10)	(9,096)	(6,033)

Total shareholders’ equity	124,073	82,812

Total liabilities and shareholders’ equity	357,456	306,513

See accompanying notes.

GSW Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

For the years ended December 31	2005	2004	2003
(in thousands of dollars, except earnings per share)	$	$	$
SALES	625,490	579,296	507,383

OPERATING COSTS
Cost of sales, selling and administrative	556,952	543,865	480,040
Amortization	8,652	8,948	9,396
Interest expense	628	754	615
Interest income	(334)	(193)	(100)

	565,898	553,374	489,951

Income from operations before the undernoted	59,592	25,922	17,432
Unusual gain (note 12)	1,042	1,880	2,255
Gain on disposition of Camco Inc. (note 6)	986	—	—
Foreign exchange gain (loss)	(540)	766	(207)

Income before income taxes	61,080	28,568	19,480
Income taxes (expense) (note 13)	(16,072)	(10,005)	(7,392)

Net income for the year	45,008	18,563	12,088

Retained earnings, beginning of year	86,678	68,799	57,395
Dividends (note 9)	(684)	(684)	(684)

Retained earnings, end of year	131,002	86,678	68,799

Earnings per share (note 11)	13.15	5.42	3.53

Weighted average shares outstanding	3,422,329	3,421,969	3,420,574

See accompanying notes.

GSW Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31	2005	2004	2003
(in thousands of dollars)	$	$	$
OPERATING ACTIVITIES
Net income for the year	45,008	18,563	12,088
Items not involving cash:
Amortization	8,652	8,948	9,396
Insurance loss reserve	(1,035)	14,128	12,887
Future income taxes	(9,607)	(3,545)	(1,965)
Unrealized foreign exchange (gain) loss	1,108	(359)	1,671
Write-down of capital assets	418	—	—
Gain on disposition of Camco Inc.	(986)	—	—
Loss (gain) on sale of marketable securities	109	(9)	—

	43,667	37,726	34,077
Net change in non-cash working capital balances related to operations	21,023	(18,020)	(10,356)
Increase in long-term liabilities related to operations	(1,878)	(224)	3,565

Cash provided by operating activities	62,812	19,482	27,286

INVESTING ACTIVITIES
Purchase of marketable securities	(34,859)	(37,711)	(16,043)
Proceeds on disposition of marketable securities	16,470	21,770	—
Proceeds on disposition of Camco Inc.	14,086	—	—
Purchase of capital assets	(15,652)	(14,121)	(11,572)
Proceeds on disposal of capital assets	84	285	—

Cash (applied to) investing activities	(19,871)	(29,777)	(27,615)

FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness	(18,550)	2,726	13,568
Dividends paid	(684)	(684)	(684)
Issuance of share capital	—	28	25

Cash (applied to) provided by financing activities	(19,234)	2,070	12,909

Effect of foreign currency translation on cash and cash equivalents	(145)	(456)	(1,753)

Net cash provided (applied) during year	23,562	(8,681)	10,827
Cash and cash equivalents, beginning of year	14,528	23,209	12,382

Cash and cash equivalents, end of year	38,090	14,528	23,209

See accompanying notes.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

1. NATURE OF OPERATIONS

GSW Inc. (“the Company”) is incorporated under the laws of Canada. The Company is involved in the water products business and in the building products business. The water products business consists of the GSW Water Heating division of GSW Water Products Inc. and American Water Heater Company (“AWHC”) which manufactures and distributes gas, electric and oil-fired water heaters and related products principally for the North American market, and of Flame Guard Water Heaters, Inc. who owns and licenses certain technology. The building products business consists of GSW Building Products, which manufactures and distributes vinyl rainware systems and vinyl railings systems for the North American market.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared by Management in accordance with Canadian generally accepted accounting policies.

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries from the dates of their acquisition. All significant intercompany amounts and transactions have been eliminated on consolidation.

Inventories

Inventories are valued at the lower of cost and market value. Cost is determined principally on a first-in, first-out basis. Cost includes material, labour and variable and fixed manufacturing overhead costs. Market value is net realizable value for finished goods and work-in-process and replacement cost for raw materials.

Capital assets

Capital assets are stated at acquisition cost, including transportation and installation charges. Capital assets are amortized over their estimated useful lives using the following methods and rates:

	Method	Rate
Buildings and building improvements	Straight-line Declining balance	3 to 48 years 5%

Machinery and equipment	Straight-line Declining balance	3 to 15 years 20%

Computer systems	Straight-line	3 to 5 years

Tooling	Straight-line	3 to 5 years

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

No amortization is recorded on assets until the asset is placed into use. Capital assets that are no longer in productive use are written down to net realizable value.

Revenue recognition

Revenue from the sale of products is recognized when title passes and collectibility is reasonably assured. Revenue from technology licensing is recognized according to the terms of the contract. Cash received in advance of revenue being recognized is recorded as deferred revenue.

Long-term liabilities

Product liability and insurance loss reserve

The Company is insured for product liability through the purchase of commercial insurance, a part of which is reinsured by a qualified insurance company that is a wholly-owned subsidiary of the Company. The qualified insurance company maintains loss reserves that include provisions for known claims and for claims incurred but not reported that are established and adjusted in accordance with generally accepted loss forecasting principles and models prepared by an independent loss reserve specialist. The qualified insurance company, as required under the terms of its reinsurance agreement, maintains collateral to meet its obligations under the reinsurance agreement.

As a condition of the acquisition in 2002 of American Water Heater Company by a wholly-owned subsidiary, the subsidiary assumed the obligation to settle all future product liability claims related to product sold prior to acquisition. The purchase method of accounting for business combinations required the product liability reserve to include a provision for future claims related to product sold prior to acquisition, even though the incidents giving rise to this obligation had not occurred as of the date of acquisition. This reserve is drawn down as the population of products in service as at the time of acquisition decreases.

Warranty

Anticipated costs related to product warranty are recorded in the year in which the product is sold.

Employee benefit plans

The Company accrues its obligations under employee benefit plans and the related costs, net of plan assets.

The costs of providing defined contribution pensions and certain other employee benefits are charged to operations as they are paid.

The costs of defined benefit pensions and certain employee benefits are actuarially determined using the projected benefit method prorated on service and Management’s best estimate of expected plan investment performance, salary escalation, retirement ages of employees and expected health care costs. Plan assets are valued at fair value.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

Adjustments arising from plan amendments, changes in actuarial assumptions, and actuarial gains and losses in excess of 10% of the greater of the market value of the plan assets or the benefit obligation at the beginning of the year are amortized to income on a straight-line basis over the expected average remaining service life of the related employee group.

Cash and cash equivalents

Cash and cash equivalents consist of balances with banks and investments in other commercial instruments with terms of three months or less at the date of acquisition. These instruments are carried at cost that approximates market value.

Marketable securities

Marketable securities consist of US-dollar-denominated government bonds and other rated institutional bonds. Government and institutional bonds are stated at their amortized cost. Premiums or discounts arising on acquisition of the bonds are amortized over the period to maturity. The carrying value of the bonds is reduced to recognize a decline in the value of the investment that is other than temporary.

Foreign currency translation

The accounts of self-sustaining foreign operations are translated into Canadian dollars using the current rate method. Assets and liabilities are translated at the rate in effect at year-end and revenues and expenses at the average rate for the year. Gains or losses arising from the translation are deferred in a “Cumulative Translation Adjustment” account in shareholders’ equity until there is a realized reduction in the investment as a result of capital transactions.

The accounts of foreign subsidiaries that are considered to be integrated are translated into Canadian dollars using the temporal method. Monetary assets and liabilities are translated at the rate in effect at year-end. Non-monetary assets and liabilities are translated at historical exchange rates. Revenues and expenses (other than amortization) are translated at the rate in effect on the transaction date or at the average rate for the year. Gains or losses arising from translation are included in income.

Foreign currency transactions are translated into Canadian dollars at the rate of exchange at the date of the transaction. Foreign-denominated monetary balances are translated using the rate of exchange in effect at the end of the year, and any resulting gains or losses are included in income.

Derivative financial instruments

A significant portion of the Company’s building products business is conducted in the United States. The Company enters into forward exchange contracts to reduce its exposure to fluctuations in foreign exchange. Forward exchange contracts are not utilized for speculative purposes.

The foreign exchange contracts have been entered into based on the estimated net US dollar cash flow of the building products business. The Company designates foreign exchange contracts as either a hedge or as held for trading. If designated as a hedge, gains and losses related to derivatives are deferred and recognized in the same period as the corresponding hedged position. Otherwise the contracts are marked-to-market at each reporting date and any marked-to-market gains or losses are

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

included in the statement of operations and retained earnings as a foreign exchange gain or loss. The Company has not designated any of its foreign exchange contracts as a hedge and therefore these contracts have been marked-to-market.

Stock based compensation

The Company is authorized to grant deferred share units (“DSUs”) to certain senior employees, officers and directors of the Company and its subsidiaries. The DSUs do not entitle the participant to any right to acquire shares of the Company. Cash payouts, which are made only upon retirement, employment termination or death of the participant, are based on the number of DSUs held by the participant multiplied by the quoted market price of the Class “B” Subordinate Voting Shares at that time. On each dividend payment date, participants will receive a number of additional DSUs equivalent to the number of Class “B” Subordinate Voting Shares that could have been acquired on that date by notional dividend reinvestment. The value of any DSUs granted and the change in the value of the DSUs over time are accrued and included as an expense in the statement of operations and retained earnings.

Income taxes

The Company follows the liability method of accounting for income taxes. Future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Earnings per share

Basic earnings per share is calculated based on the weighted average number of Class “A” Common and Class “B” Subordinate Voting Shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.

Use of estimates

The preparation of financial statements, in conformity with Canadian generally accepted accounting principles, requires Management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. These estimates and assumptions are based on Management’s assessment of available information. Actual results could differ from these estimates. Areas where the nature of estimates makes it reasonably possible that actual results could materially differ from amounts estimated include product liability reserves, insurance loss reserves, warranty and income taxes.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

Research and development

The Company incurred costs on activities that relate to research and development of new and existing products. Research costs are expensed as incurred. Development costs are expensed unless they meet specific criteria related to technical, market and financial feasibility. Research and development costs of $6,096 (2004 - $6,941; 2003 - $6,246) were incurred during the year. No development costs have been deferred.

Investment tax credits

Investment tax credits are accounted for using the cost reduction method whereby such credits are deducted from the expenditures or assets to which they relate when there is reasonable assurance that the investment tax credit will be received. Investment tax credits of $454 (2004 - $1,515; 2003 - $247) were received during the year. A total of $1,465 (2004 – $654; 2003 - Nil) has been recognized in the accounts.

3. SUBSEQUENT EVENT

Pre-Acquisition Agreement

On February 3, 2006, the Company entered into a pre-acquisition agreement with A.O. Smith Corporation (“AOS”) under which AOS will make a take-over bid to acquire all of the outstanding Class “A” Common shares and Class “B” Subordinate Voting shares of the Company for $115 per share in cash. The Company’s two majority shareholders have also entered into a deposit agreement with AOS whereby they have agreed irrevocably to deposit their shares under the offer. Under the terms of the pre-acquisition agreement, AOS is required to mail a take-over circular by February 23, 2006 and take up shares under the offer by March 31, 2006, subject to certain conditions being satisfied or waived.

The Company has agreed to pay AOS a fee of $12 million if the Company enters into or consummates a competing transaction and both the Company and the two majority shareholders are released from their obligations to AOS or in certain circumstances where the pre-acquisition agreement is terminated and a financially superior transaction is consummated. The pre-acquisition agreement also provides that the Company will pay AOS expenses up to a maximum of US $5 million if AOS terminates the agreement by reason of breach by the Company of its representations, warranties and covenants.

4. MARKETABLE SECURITIES

Marketable securities consist of the following:

	2005		2004
	Amortized Cost	Market Value	Amortized Cost	Market Value
	$	$	$	$
Bonds – maturity less than one year	5,220	5,222	3,963	3,962
Bonds – maturity greater than one year	53,106	52,295	38,256	38,390

	58,326	57,517	42,219	42,352

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

The bonds with a maturity of less than one year have an average yield to maturity of 4.0% (2004 - 1.9%). The bonds with a maturity of greater than one year have an average yield to maturity of 4.2% (2004 - 3.8%) and an average years to maturity of 3.3 years (2004 - 3.9 years).

The Company has pledged marketable securities in support of a letter of credit in the amount of US $33,000 (2004 - US $29,000) provided to an insurer. The letter of credit was provided to the insurer in connection with the establishment of an insurance program to assist in the management of product liabilities assumed on the acquisition of AWHC. Accordingly, the marketable securities have been classified as a long-term asset.

5. CAPITAL ASSETS

Capital assets consist of the following:

2005	Cost	Accumulated Amortization	Net Book Value
	$	$	$
Land	1,616	—	1,616
Buildings and building improvements	20,120	5,815	14,305
Machinery and equipment	79,792	46,681	33,111
Tooling	10,286	5,850	4,436
Computer systems	8,663	6,027	2,636
Assets under construction	3,989	—	3,989

	124,466	64,373	60,093

2004	Cost	Accumulated Amortization	Net Book Value
	$	$	$
Land	1,662	—	1,662
Buildings and building improvements	18,580	4,916	13,664
Machinery and equipment	73,226	43,169	30,057
Tooling	8,444	4,406	4,038
Computer systems	7,170	5,024	2,146
Assets under construction	3,301	—	3,301

	112,383	57,515	54,868

6. DISPOSITION OF INVESTMENT IN CAMCO INC.

On September 22, 2005, the Company tendered all of the shares held in Camco Inc. (“Camco”) to an offer by a subsidiary of Controladora Mabe S.A. de C.V. Proceeds on the disposition of the investment were $14.1 million. The Company recorded a gain on disposition before income taxes of approximately $1.0 million. The Company’s claim against General Electric Company for oppression of the minority shareholders of Camco has not ceased with the disposition of the shares of Camco.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

7. BANK INDEBTEDNESS

The Company has a $30,000 bank prime rate based revolving borrowing facility from a Canadian financial institution. As a December 31, 2005 and 2004, no amounts were outstanding under the facility.

A subsidiary of the Company has an available operating line of credit of US $30,000 (CDN $34,890) from a US financial institution. Revolving credit loans bear interest at a floating rate equal to the bank prime for commercial loans. LIBOR loans bear interest at the current LIBOR rate plus 1.75%. Letters of credit bear interest at 1.75% plus a 0.25% fronting fee. The unused portion of the operating line of credit bears interest at 0.375%. As collateral, the subsidiary has provided the lender with a general security agreement and an assignment of insurance.

As at December 31, 2005, the subsidiary had US $Nil (2004 – US$5,676 (CDN $6,823)) in revolving credit loans, US $Nil (2004 – US $8,000 (CDN $9,616)) in LIBOR loans and US $750 (CDN $872) (2004 – US $600 (CDN $721)) in letters of credit outstanding. The revolving credit loans and LIBOR loans outstanding at December 31, 2004 bear interest at 5.25% and 4.25% respectively. The additional bank indebtedness shown as outstanding in the consolidated financial statements relates to outstanding cheques. The gross assets of the subsidiary as at December 31, 2005 were US $162,149 (CDN $188,416).

Cash interest paid on the Company’s borrowing facilities was $700 for the year (2004 - $725).

8. LONG-TERM LIABILITIES

Long-term liabilities consist of the following:

	2005	2004
	$	$
Product liability	21,496	25,926
Warranty	36,029	34,643
Insurance loss reserve	28,344	30,322
Pension	4,014	4,690

	89,883	95,581
Less current portion	(10,228)	(10,192)

	79,655	85,389

9. SHARE CAPITAL

The authorized capital of the Company consists of an unlimited number of Class “A” Common Shares without nominal or par value, an unlimited number of Class “B” Subordinate Voting Shares without nominal or par value, and an unlimited number of preference shares without nominal or par value.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

The Class “A” shares have terms and features identical to the Class “B” shares, except that the Class “A” shares have 100 votes per share and the Class “B” shares have one vote per share. A holder of Class “A” shares may, at any time, convert them into an equal number of Class “B” shares.

The details of issued share capital are as follows:

	2005		2004		2003
	Number issued and outstanding	Amount ($000’s)	Number issued and outstanding	Amount ($000’s)	Number issued and outstanding	Amount ($000’s)
Class “A” Common	749,608	442	749,608	442	750,108	442
Class “B” Subordinate Voting	2,672,721	1,725	2,672,721	1,725	2,671,035	1,697

	3,422,329	2,167	3,422,329	2,167	3,421,143	2,139

During the year, the Company issued no Class “B” Subordinate Voting Shares (2004 – 1,186 shares for $28; 2003 -1,222 shares for $25) to directors pursuant to the Directors’ Share Purchase Plan.

During the year, no Class “A” Common Shares (2004 - 500; 2003 - Nil) were converted on a one-for-one basis to Class “B” Subordinate Voting Shares. During January 2006, 665 Class “A” Common shares were converted on a one-for-one basis to Class “B” Subordinate Voting shares.

Executive stock option plan

Shareholders approved an Executive Stock Option Plan in 1993 pursuant to which 180,000 Class “B” Subordinate Voting Shares have been reserved for grant. No options have been issued or have been outstanding during the years ended December 31, 2005, 2004 and 2003.

Dividends

The Company paid a regular dividend of $0.20 per share (2004 - $0.20; 2003 - $0.20) during the year.

10. CUMULATIVE TRANSLATION ADJUSTMENT

	2005	2004
	$	$
Balance, beginning of year	(6,033)	(3,347)
Translation adjustment during year	(3,063)	(2,686)

Balance, end of year	(9,096)	(6,033)

During 2005, the Canadian dollar gained 3.4% (2004 – gained 7.9%) against the US dollar based on year-end rates. The Company has significant capital assets, marketable securities and long-term liabilities denominated in US dollars, held by self-sustaining foreign operations. As a result, the translated Canadian dollar value of these long-term assets and liabilities has been impacted. The net effect of the changes in exchange rates on the net investment in self-sustaining foreign operations during the year is reflected above as the translation adjustment during the year.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

11. EARNINGS PER SHARE

The weighted average shares outstanding during the year used to calculate earnings per share was 3,422,329 (2004 – 3,421,969; 2003 – 3,420,574). The Company has no securities that have a dilutive impact on earnings per share.

12. UNUSUAL GAIN

	2005	2004	2003
	$	$	$
Water heater inspection and repair provision	1,042	1,880	—
Component supplier settlement	—	—	2,255

	1,042	1,880	2,255

In 2002, the Company set up a provision for the inspection and, if required, service of one type of gas water heater sold in the mid-1990s. Throughout the period of inspection and service of the affected heaters by its customers, the Company has reviewed the costs being incurred. As a result of that review, the Company determined in 2004 and in 2005 that a portion of the provision set up in 2002 would not be disbursed. In 2004 the Company reduced its provision by $1,880 and in 2005 the provision was reduced by an additional $1,042. These amounts have been recognized as an unusual item.

During the 2003 year, the Company reached a settlement of outstanding claims with component suppliers for recovery of costs incurred and expensed by the Company relating to defective water heater parts.

13. INCOME TAXES

The Company’s provision for income taxes is as follows:

	2005	2004	2003
	$	$	$
Income taxes (expense) at combined Canadian federal and provincial rates of 36.12% (2004 - 36.12%; 2003 - 36.77%)	(22,062)	(10,319)	(7,163)
(Increase) decrease in income taxes (expense) applicable to:
Non-taxable foreign currency (loss) on translation	(70)	(191)	(795)
Foreign tax rate differential	4,704	520	324
Manufacturing and processing deduction	321	183	207
Increase in future corporate tax rates	—	—	192
Other items	1,035	(198)	(157)

Income taxes (expense)	(16,072)	(10,005)	(7,392)

Represented by:
Current income taxes	(24,978)	(14,110)	(11,254)
Future income taxes	8,906	4,105	3,862

	(16,072)	(10,005)	(7,392)

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

The tax effect of the temporary differences that give rise to future income tax assets and liabilities comprises the following:

	2005	2004	2003
	$	$	$
Future income tax assets:
Warranty provision	13,902	13,238	11,054
Product liability	6,733	6,958	8,692
Pension liability	1,427	1,490	2,347
Long-term incentive plan	10,269	2,598	1,013
Loss carryforwards	111	—	—
Other liabilities not currently deductible for tax	3,865	5,253	3,602

Total future income tax assets	36,307	29,537	26,708

Future income tax liabilities:
Capital assets	10,964	12,071	12,993
Prepaid expenses	3,163	3,702	3,424
Investment in Camco Inc.	—	856	855

Total future income tax liabilities	14,127	16,629	17,272

Future income tax assets, net	22,180	12,908	9,436
Less: current portion of future income tax assets	2,892	2,856	3,723

Long-term future income tax assets	19,288	10,052	5,713

Income taxes paid during 2005 were $23,964 (2004 - $17,675; 2003 - $6,056).

14. EMPLOYEE BENEFIT PLANS

Defined benefit pensions

The Company has defined benefit pension plans providing pension benefits to most of AWHC’s employees. For salaried employees, retirement benefits due under the defined benefit plan are based on an employee’s years of service and remuneration and for hourly employees the retirement benefits are based on years of service at a prescribed annual rate. The Company measures its accrued benefit obligations and the fair value of plan assets for accounting purposes as at November 30 of each year. The most recent actuarial valuation was as of January 1, 2005. The next required valuation for funding purposes will be as of January 1, 2006.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

Information about these plans, in aggregate, is as follows:

	2005	2004
	$	$
Change in accrued benefit obligation
Accrued benefit obligation, beginning of year	19,387	17,378
Current service costs	1,451	1,264
Interest cost	1,163	1,080
Amendments	1,648	—
Actuarial loss	657	1,597
Benefits paid	(487)	(394)
Foreign exchange gain on translation	(806)	(1,538)

Accrued benefit obligation, end of year	23,013	19,387

Change in plan assets
Fair value of plan assets, beginning of year	11,774	9,564
Actual return on plan assets	260	646
Employer contributions	2,266	2,896
Benefits paid	(487)	(394)
Foreign exchange loss on translation	(464)	(938)

Fair value of plan assets, end of year	13,349	11,774

Unfunded deficit, end of year	9,664	7,613
Unrecognized actuarial (loss)	(5,887)	(3,167)
Foreign exchange loss on translation	237	244

Accrued pension liability recognized in financial statements	4,014	4,690

Both deferred benefit plans have accrued benefit obligations in excess of plan assets. Plan assets do not include any assets from the Company or any other related party. The percentage of total pension plan assets as at November 30 is as follows:

	2005	2004
	%	%
Asset category
Equity securities	66	70
Debt securities and other	34	30

	100	100

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

The Company’s net pension benefit expense is as follows:

	2005	2004	2003
	$	$	$
Current service cost	1,451	1,264	1,249
Interest cost	1,163	1,080	1,037
Expected return on plan assets	(1,066)	(901)	(781)
Recognized loss	171	53	—

Net pension expense	1,719	1,496	1,505

The significant actuarial assumptions adopted in measuring the Company’s accrued benefit obligation are as follows:

	2005	2004	2003
	%	%	%
Discount rate	5.85	6.00	6.25
Expected rate of return on plan assets	8.50	8.50	8.50
Rate of compensation increase	4.00	4.00	4.00

Defined contribution pension

The Company contributes to a number of defined contribution pension plans that provide benefits to certain salaried and hourly employees. Employer contributions totalling $2,396 (2004 - $2,119; 2003 - $1,949) were expensed during the year.

15. COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company is committed to premises and equipment leases with terms expiring at various dates. The future minimum annual lease payments over the next five years are as follows:

$
2006	1,422
2007	616
2008	414
2009	291
2010	274

3,017

As at December 31, 2005, the Company had capital asset purchase commitments totalling $1,994.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

Contingencies

In the normal course of operations, the Company becomes involved in various claims and legal proceedings. While the final outcome with respect to such matters cannot be predicted with certainty, it is the opinion of Management that adequate provisions have been made in the accounts and that the ultimate resolution of such contingencies will not have a materially adverse effect on the Company’s consolidated financial position or results of operations.

The Company has established liabilities for environmental compliance for existing and former manufacturing facilities based upon managerial estimates, relying on currently available facts, existing technology, presently enacted laws and regulations and the professional judgment of consultants. Any change in the estimated liability based upon new information would be charged to income.

The provision for income taxes is subject to a number of different estimates made by Management. A change in these estimates could have a material effect on the effective tax rate. The Company has operations in various countries that have differing tax laws and rates. Income tax reporting is subject to audit by both domestic and foreign tax authorities. The effective tax rate may change from year to year based on the mix of income among the different jurisdictions in which the Company operates, changes in tax laws in these jurisdictions, changes in tax treaties between various countries in which the Company operates and changes in the estimated values of deferred tax assets and liabilities. Significant judgment is applied to determine the appropriate amount of income tax provision to record. Changes in the amount of the estimates required could materially increase or decrease the provision for income taxes in a period.

16. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Foreign currency risk

The Company has significant operations conducted by self-sustaining subsidiaries that are located in the United States or that operate based on the US dollar. Foreign exchange gains or losses related to the Company’s net investment are deferred in the Cumulative Translation Adjustment account.

Certain United States-based subsidiaries that maintain their accounts based on the US dollar are considered to be integrated. Foreign exchange gains or losses recorded on translation of their net monetary assets are included into income. As at December 31, 2005, net monetary assets are approximately US $4,600 (2004 – US $5,300). These net monetary assets are expected to be utilized in the United States.

The parent company and subsidiaries located in Canada maintain their accounts in Canadian dollars. The Company’s foreign currency denominated cash, accounts receivable, other assets and accounts payable balances as at December 31, 2005 were approximately US $4,400 (2004 - US $4,000). The Company’s Canadian operations enter into foreign exchange contracts to hedge selected identified US sales and purchases. The Company’s market risk with respect to foreign exchange contracts is limited to the exchange rate differential. As at December 31, 2005, the Company had US $nil (2004 – US $10,500) in foreign exchange contracts to sell US dollars. In January 2006, the Company entered into foreign exchange contracts to sell between January and October 2006 of US $5,000 at an average rate of 1.1660.

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

Credit risk

Credit risk relates primarily to accounts receivable from the Company’s customers. The Company performs ongoing credit evaluations of its customers and establishes an allowance for doubtful accounts based upon credit risk applicable to particular customers, historical trends and economic circumstances.

One customer in the Water Products segment represents 50% of the total accounts receivable outstanding at December 31, 2005 (2004 - 46%). For the year ended December 31, 2005, one customer in the Water Products segment accounted for 44% of annual sales (2004 - 47%; 2003 - 45%).

Fair value of financial instruments

The fair values of accounts receivable, marketable securities, accounts payable and accrued liabilities and bank indebtedness approximate their carrying value due to the short-term maturities of these instruments.

17. SEGMENTED INFORMATION

The Company is a manufacturer and marketer of consumer durable products in two operating segments – Water Products and Building Products. The operations of the Water Products and Building Products segments are described in note 1.

Industry Segments

	Water Products			Building Products			Consolidated
	2005	2004	2003	2005	2004	2003	2005	2004	2003
	$	$	$	$	$	$	$	$	$
Sales to external customers	588,011	539,756	469,244	37,479	39,540	38,139	625,490	579,296	507,383

Segment profit	59,360	24,880	16,792	1,386	3,495	2,588	60,746	28,375	19,380

Interest income							334	193	100
Income taxes							(16,072)	(10,005)	(7,392)

Net income							45,008	18,563	12,088

Identifiable assets	247,539	225,532	188,679	10,206	10,728	11,620	257,745	236,260	200,299

Corporate assets							99,711	70,253	62,668

Total assets							357,456	306,513	262,967

Capital expenditures	15,353	13,210	11,183	299	911	389	15,652	14,121	11,572
Amortization	7,750	7,793	8,143	902	1,155	1,253	8,652	8,948	9,396

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

Geographic Information

	Sales			Capital Assets
	2005	2004	2003	2005	2004
	$	$	$	$	$
USA	487,636	462,826	398,650	39,495	38,024
Canada	126,845	106,144	99,840	20,598	16,844
Other	11,009	10,326	8,893	—	—

	625,490	579,296	507,383	60,093	54,868

Revenues are attributable to geographic areas based on the location of the customer.

18. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ACCEPTED IN CANADA AND THE UNITED STATES

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”), which differ in certain respects from accounting principles generally accepted in the United States (“US GAAP”). The material differences impacting the Company are described below along with their effect on the consolidated financial statements.

(a) Pension costs

US GAAP requires the excess of any unfunded accumulated benefit obligation (with certain other adjustments) to be reflected as an additional minimum pension liability in the consolidated balance sheet with an offsetting adjustment to intangible assets to the extent of unrecognized prior service costs, with the remainder recorded in other comprehensive income.

(b) Foreign currency translation

Canadian GAAP provides that the carrying values of assets and liabilities denominated in foreign currencies that are held by self-sustaining foreign operations are revalued at current exchange rates. Gains or losses arising from the translation are deferred in the cumulative translation adjustment account in shareholders equity. US GAAP requires that the change in the cumulative translation account be recorded in other comprehensive income.

(c) Market value adjustments

(i) Marketable securities

Under Canadian GAAP, the Company records certain of its marketable securities at amortized costs. Premiums or discounts arising on acquisition of these marketable securities are amortized over the period to maturity. The carrying value of marketable securities is reduced to recognize a decline in value that is other than temporary. Under US GAAP, these marketable securities generally meet the definition of available for sale securities and are carried at fair value based on

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005, 2004 and 2003

(in thousands of dollars, except number of shares)

quoted market prices. Changes in unrealized gains or losses and any related income tax effects are recorded as other comprehensive income. Realized gains and losses, net of tax and declines in value that is other than temporary, are included in the determination of income.

(ii) Investment in Camco

Under Canadian GAAP, the investment in Camco is accounted for on a cost basis. Under the cost method, the carrying value of the investment is adjusted only when a decline in the fair value is considered to be other than temporary. Under US GAAP, the investment in Camco would be classified as available for sale securities and carried at fair value based on quoted market prices. Changes in unrealized gains or losses and any related income tax effects are recorded as comprehensive income. Realized gains or losses, net of tax and a decline in value that is other than temporary, are included in the determination of income.

(d) Comprehensive income

US GAAP requires a statement of comprehensive income, which incorporates net income and certain changes in equity. Comprehensive income is as follows:

	Note		2005	2004	2003
			$	$	$
Net income under US GAAP			44,814	18,723	12,088
Minimum pension liability adjustments	(a	)	(331)	(1,148)	(1,173)
Foreign currency translation adjustments	(b	)	(2,973)	(2,531)	(3,615)
Market value adjustments
Marketable securities	(c	)(i)	(718)	(20)	—
Investment in Camco	(c	)(ii)	3,336	3,561	(4,402)
Taxes on comprehensive income			95	373	412

Comprehensive income			44,223	18,958	3,310

GSW Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2005 and 2004

(in thousands of dollars, except number of shares)

(e) Statement of consolidated income and shareholders’ equity

Reconciliation of net income under Canadian GAAP to net income under US GAAP:

	Note		2005	2004	2003
			$	$	$
Net income – Canadian GAAP			45,008	18,563	12,008

US GAAP adjustments:
Market value adjustments
Marketable securities	(c	)(i)	(228)	164	—
Investment in Camco	(c	)(ii)	—	—	—
Tax effect of US GAAP adjustments			34	(4)	—

Total US GAAP Adjustments			(194)	160	—

Net income – US GAAP			44,814	18,723	12,008

Earnings per share
Canadian GAAP			13.15	5.42	3.53
US GAAP			13.09	5.47	3.53

Reconciliation of equity under Canadian GAAP to equity under US GAAP:

	Note		2005	2004	2003
			$	$	$
Equity – Canadian GAAP			124,073	82,812	67,591

US GAAP adjustments:
Pension costs	(a	)	(2,317)	(2,066)	(1,085)
Market value adjustments
Marketable securities	(c	)(i)	(808)	132	—
Investment in Camco	(c	)(ii)	—	(3,336)	(6,897)
Tax effect of US GAAP adjustments			914	781	412

Total US GAAP adjustments			(2,211)	(4,489)	(7,570)

Equity – US GAAP			121,862	78,323	60,021